CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation in the Registration Statement on Form F-1 of Algernon Pharmaceuticals Inc. of our auditors' report dated December 14, 2021, relating to the consolidated financial statements for the years ended August 31, 2021 and 2020.

We also consent to the reference to us as experts in matters of accounting and audit in this registration statement.

/s/ Smythe LLP

Smythe LLP

Chartered Professional Accountants

Vancouver, Canada

April 22, 2022